Exhibit 16

March 14, 2019

Securities and Exchange Commission
100 F Street, N.E. Washington, DC 20549

Commissioners:

We have read the statements made by Jason Industries, Inc. (copy attached), which we understand will be filed with the Securities and Exchange Commission, pursuant to Item 4.01 of Form 8-K of Jason Industries, Inc. dated March 11, 2019. We agree with the statements concerning our Firm contained therein.

Very truly yours,
/s/PricewaterhouseCoopers LLP PricewaterhouseCoopers LLP
Milwaukee, Wisconsin

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